Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan of ContextLogic Inc. of our report dated March 14, 2022, with respect to the consolidated financial statements of ContextLogic Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

February 27, 2023